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FORTIS
Fortis Investors, Inc.

PO Box 64284                    DEALER SALES AGREEMENT
(612) 738-4000
(800) 800-2638


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________________________________________, a Dealer sales organization (the
"Dealer") currently registered and in good standing with the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and all necessary state regulators, with principal offices at ________________________, hereby accepts membership in a selling group to distribute the following products ("Products") (check applicable boxes) available through Fortis Investors, Inc. ("Investors"):

Securities issued                Contracts issued by Fortis Benefits Insurance
through Fortis Investors, Inc:   Company, or First Fortis Life Insurance
                                 Company for Contracts sold in the state
                                 of New York (the "Insurance Companies"):

/ / Mutual Funds                 / / Variable Universal Life Insurance

                                 / / Variable Annuity

                                 / / Fixed Annuity

Upon execution of this Agreement, the Dealer may participate in the distribution of these Products, subject to the following terms and to those contained in the applicable product supplement(s) to this Agreement.

1.   COMPENSATION

The compensation payable shall be that described in the attached Product supplements(s); or in subsequent supplements which may be sent to the Dealer.

2.   DEALER ACTS FOR OWN ACCOUNT

In all sales of these products to the public, the Dealer shall act as Dealer for its own account and not as agent for Investors, the issuers of the Products underwritten by Investors, or any other Dealer.

3.   SUITABILITY

The Dealer is responsible for determining suitability. In making such determinations the Dealer agrees to comply with all applicable NASD rules and requirements as well as all applicable federal and state laws and regulations. In addition, the Dealer will abide by Investors' compliance standards with respect to the sale of the Products. Investors' compliance standards will be provided to the Dealer and may be amended from time to time, Amended compliance standards shall become effective automatically upon the Dealer's receipt of the amended compliance standards.

4.   ORDERS

Orders to purchase or redeem interests in Investors' Products: 1) must be placed as described in the Product's current Prospectus; 2) must be unconditional; 3) are subject to acceptance by Investors or the Insurance Companies

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or both, as the case may be, and 4) become effective as described in the current
Prospectus.

Investors and the Insurance Companies have the right in their sole discretion to reject for any reason any order or insurance or annuity application. In addition, with respect to insurance Products, many state insurance departments require that owners be given a right of recision. In the event that such a right or recision is exercised, or such a refund is made, the Dealer agrees to promptly repay any compensation received as a result of such sale, and that if such repayment is not made promptly, any such unrepaid compensation may be deducted from any other sums owed the Dealer by Investors or the Insurance Companies.

5.   PAYMENT

All purchases shall be paid for as described in the Product's current Prospectus. Otherwise, Investors reserves the right, without notice, to immediately cancel the sale and, at its option, to hold the Dealer responsible for any resulting loss suffered by Investors, the Insurance Companies, or the issuer of the Product.

6.   REPRESENTATIONS

(a) The Dealer is not authorized to make any representations concerning the Products except those contained in the then current Prospectus, Statement of Additional Information, or in current material furnished by Investors which is officially designated as approved advertising or sales literature. Investors will supply Prospectuses and reasonable quantities of supplemental sales literature, sales bulletins and additional information as issued. The Dealer agrees not to use other advertising and sales material relating to the Products except that which conforms to the applicable requirements of the Federal and State securities laws and which is approved in writing by Investors in advance of such use.

(b) The Dealer agrees not to sell, or offer for sale, any Product unless the Dealer has met all necessary Federal, NASD, and State regulatory licensing and other requirements for doing so, including any Prospectus and Statement of Additional Information delivery requirements and Section 26 of Article III of the NASD Rules of Fair Practice (which pertains to the sale of investment company securities); and agrees to be solely responsible for the proper licensing, conduct and supervision of its representatives. Expulsion of either party from the NASD will automatically terminate this Agreement without notice.

7.   INDEBTEDNESS

Compensation payable under this Agreement or any other agreement with Investors or an affiliated company will be subject to offsets to repay any indebtedness or claims now due, or which may become due at any time from the Dealer to Investors or such affiliate. Investors or such affiliate will have a lien on all such compensation, as security for the payment of any and all such debts or claims, and Investors will have the right to deduct any monies due from such compensation, together with legal interest, without any requirement that it first obtain the Dealer's consent or give the Dealer notice.

This lien and assignment will not be extinguished by the termination of this Agreement and will be binding upon the Dealer's successors, executors, administrators and assigns. Upon termination of the Agreement, all monies and indebtedness due Investors will be payable immediately upon demand, together with interest payable at the legal rate from the date of such termination.

8.   INDEMNIFICATION

(a) Investors shall indemnify, defend and hold harmless the Dealer and all of its affiliates against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses in defending claims or liabilities arising from any untrue statement or alleged untrue statement or a material fact contained in the prospectus or the registration statement of the Product, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the issuer of the Products and filed with any state regulatory agency in order to register to qualify the Products under state securities laws (the "blue sky

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applications"), or which shall arise out of or be based upon any omission or alleged omission to state a material fact required to be stated in the prospectus or the registration statement or any of the blue sky applications or which is necessary to make the statements or a part thereof not misleading. This indemnity provision shall survive the termination of this Agreement.

(b) The Dealer shall indemnify, defend and hold harmless Investors and all of its affiliates, and the Insurance Companies and their affiliates and their officers, directors, employees, agents, and assignees against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending any claims or liabilities, whether or not resulting in any liability to any of them, or which they or any of them may incur, including but not limited to alleged violations of the Securities Act of 1933, as amended, and/or to the Securities Exchange Act of 1934, as amended, arising out of the offer or sale by the Dealer of the Products pursuant to this Agreement, arising out of the breach by the Dealer of any of the terms and conditions of this Agreement, or arising out of the sale by the Dealer of any other product or service not offered by Investors, other than any claim, demand or liability arising from any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the registration statement of the Products, as filed and in effect with the SEC, or any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the issuer of the Products and filed with any state regulatory agency in order to register or qualify the Products under state securities laws (the "blue sky applications"), or which shall arise out of or be based upon any omission or alleged omission to state a material fact required to be stated in the prospectus or the registration statement or any of the blue sky applications or which is necessary to make the statement or a part thereof not misleading. This indemnity provision shall survive the termination of this Agreement.

9.   OTHER

(a) The Dealer agrees to comply with the terms of this Agreement and all of Investors' and the Insurance Companies procedures for the sale of the Products, and agrees that no failure, neglect or forbearance by Investors or the Insurance Companies to require strict performance of any such requirements shall be construed as a waiver of their rights or privileges hereunder.

(b) This Agreement may be terminated by either party upon seven days' written notice.

(c) All written communications to Investors or the Insurance Companies shall be sent to the address on the product's current Prospectus. Any notice to the Dealer shall be duly given if mailed or telegraphed to the address shown in the Agreement or the last known address of record.

(d) This Agreement becomes effective only when accepted and signed by Investors, and shall be construed in accordance with Minnesota law.

(e) There is a corresponding product supplement to this Agreement for each of the boxes checked in the first paragraph of this Agreement which contains additional information. Such supplements and/or this Agreement may

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be amended by Investors from time to time and the amendments shall become effective automatically the first time the Dealer places an order for any Product following its receipt of the amended supplement.


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Broker Dealer                           By: (Signature)


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Street Address                          Please Print Name


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City           State          Zip       Title



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Broker Dealer Fax Number                Tax Identification Number



For FORTIS INVESTORS, INC.
Acccepted by:


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                                        Date Accepted